Kearney, MO
Contact:  Shawn Poe, CFO   816-903-8225

Ply Gem Reports Third Quarter 2007 Results

November 13, 2007, Ply Gem Holdings, Inc. (“Ply Gem” or the “Company”), a leading manufacturer of residential exterior building products in North America, today announced third quarter 2007 net sales of $369.7 million, a 43.8% increase over the $257.1 million for  the same period in 2006.  For the first nine months of 2007, net sales were $1,045.6 million or 37.3% higher than the $761.5 million net sales for the first nine months of 2006.  The results for 2007 include the operations of the Company’s subsidiaries, AWC Holding Company (“Alenco”), which was acquired by Ply Gem on February 24, 2006 and Alcoa Home Exteriors, Inc. (“AHE”), which was acquired by Ply Gem on October 31, 2006.  The results for the first nine months of 2006 include the operations of Alenco from February 24, 2006 through the end of the third quarter but do not include the results of AHE, which we acquired on October 31, 2006.  Alenco contributed $30.8 million and $97.3 million of net sales for the third quarter and first nine months of 2007, respectively, and $37.2 million and $90.9 million for the third quarter and first nine months of 2006, respectively.  AHE contributed $137.9 million and $373.9 million of net sales for the third quarter and first nine months of 2007, respectively.
Operating earnings for the third quarter of 2007 were $40.8 million compared to $27.3 million for the third quarter of 2006.  For the first nine months of 2007, operating earnings were $97.5 million compared to $75.6 million for the first nine months of 2006.  Alenco contributed $2.1 million and $6.0 million of operating earnings for the third quarter and first nine months of 2007, respectively, and $3.1 million and $8.2 million for the third quarter and first nine months of 2006, respectively.  AHE contributed $15.7 million and $25.0 million of operating earnings for the third quarter and first nine months of 2007, respectively.
Net income for the third quarter of 2007 was $11.6 million compared to net income of $6.5 million for the third quarter of 2006.  For the first nine months of 2007, net income was $18.0 compared to $15.5 million for the first nine months of 2006.  Ply Gem’s net income for the third quarter and first nine months of 2007 included $1.1 million and $2.6 million, respectively, of after tax impact of a foreign currency gain.  Net income for the third quarter and first nine months of 2006 included $0.1 million of an after tax impact of a foreign currency loss and $0.6 million of after tax impact of foreign currency gain, respectively.  Alenco contributed $1.3 million and $4.0 million to net income for the third quarter and first nine months of 2007, respectively, and $1.9 million and $4.9 million to net income for the third quarter and first nine months of 2006, respectively.  AHE contributed $9.6 million and $16.3 of net income for the third quarter and first nine months of 2007, respectively.
Adjusted EBITDA for the third quarter of 2007 was $56.6 million compared to $37.2 million for the third quarter of 2006.  For the first nine months of 2007, Adjusted EBITDA was $141.0 compared to $102.5 million for the first nine months of 2006.  Alenco contributed $3.1 million and $8.8 million of Adjusted EBITDA for the third quarter and first nine months of 2007, respectively, and $4.1 million and $10.3 million for the third quarter and first nine months of 2006, respectively.  AHE contributed $23.5 million and $44.8 million of Adjusted EBITDA for the third quarter and first nine months of 2007, respectively.  Adjusted EBITDA for all periods presented excludes currency translation gains or losses.
Gary E. Robinette, President and CEO, stated, “We are pleased with Ply Gem’s third quarter and first nine months EBITDA performance in light of the challenging market conditions that existed in the single family housing and remodeling market during the first nine months of 2007.  Our continued strong financial performance during the third quarter and first nine months of 2007 is the result of cost savings that are being realized as a result of our AHE and Alenco acquisitions integration and our expense reduction efforts that have been undertaken in all areas of our business in response to what is expected to be a prolonged downturn in the housing market.”
Mr. Robinette continued, “Given the uncertainty in the housing market in the next 12 to 24 months, Ply Gem will continue to focus on gaining profitable market share and improving upon our overall cost structure as was demonstrated in our recently announced decision to close our Denison, Texas vinyl siding facility. Given our highly variable cost structure, I believe Ply Gem is distinctively positioned to take advantage of our markets as they improve.”

On February 24, 2006, Ply Gem Industries, Inc. acquired all of the outstanding shares of AWC Holding Company (the “Alenco Acquisition”) in accordance with a stock purchase agreement entered into among Ply Gem Industries, Inc. and Linsalata Capital Partners for aggregate consideration of approximately $120.0 million, subject to a working capital adjustment and the aggregate value of certain stock options cancelled or forfeited in connection with the Alenco Acquisition.
On October 31, 2006, Ply Gem Industries, Inc. acquired all of the outstanding shares of Alcoa Home Exteriors, Inc. (AHE) in accordance with a stock purchase agreement entered into among Ply Gem Industries, Inc. and Alcoa Securities Corporation and Alcoa Inc. for aggregate consideration of approximately $305.0 million, subject to a working capital adjustment.
Ply Gem Industries, Inc. is a leading manufacturer of residential exterior building products.  The company sells a broad range of vinyl siding, vinyl, aluminum and wood windows, aluminum trim coil, aluminum siding and accessories, and vinyl and composite fence, railing and decking products.  Ply Gem is a wholly-owned subsidiary of Ply Gem Holdings, Inc., which is controlled by affiliates of Caxton-Iseman Capital.  For more information, please visit the Company’s website at www.plygem.com.
Ply Gem management will host a conference call on November 13, 2007 at 11:00 a.m. EST to report third quarter results.  To participate please call 866-202-0886 and use call confirmation number 35091488.

Note: As used herein, the term “Ply Gem” refers to Ply Gem Holdings, Inc. and all its subsidiaries, including Ply Gem Industries, Inc., unless the context indicates otherwise.
 This term is used for convenience only and is not intended as a precise description of any of the separate corporations.

This document and oral statements made from time to time by our representatives may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are based on the Company’s current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements.  Important factors impacting such forward-looking statements include the availability and cost of raw materials and purchased components, the level of construction and remodeling activity, changes in general economic conditions, the rate of sales growth, and product liability claims.  The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.  For further information, please refer to the reports and filings of the Company with the Securities and Exchange Commission.
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PLY GEM HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the three months ended
	September 29,	September 30,
	2007	2006
	(Amounts in thousands)

Net Sales	$369,675	$257,058
Costs and Expenses:
Cost of products sold	284,025	196,371
Selling, general and administrative expense	40,588	30,431
Amortization of intangible assets	4,289	2,910
Total Costs and Expenses	328,902	229,712
Operating earnings	40,773	27,346
Foreign currency gain	1,708	(79)
Interest expense	(24,338)	(16,985)
Investment income	449	373
Other expense	(26)	-
Income before provision for income taxes	18,566	10,655
Provision for income taxes	6,946	4,123
Net Income	$11,620	$6,532

	For the nine months ended
	September 29,	September 30,
	2007	2006
	(Amounts in thousands)

Net Sales	$1,045,644	$761,480
Costs and Expenses:
Cost of products sold	815,005	588,670
Selling, general and administrative expense	119,882	88,747
Amortization of intangible assets	13,225	8,434
Total Costs and Expenses	948,112	685,851
Operating earnings	97,532	75,629
Foreign currency gain	3,916	1,014
Interest expense	(74,284)	(49,509)
Investment income	1,271	786
Other expense	(1,169)	(2,497)
Income before income taxes and
cumulative effect of accounting change	27,266	25,423
Provision for income taxes	9,240	9,843
Income before cumulative effect
of accounting change	18,026	15,580
Cumulative effect of accounting change,
net of income tax benefit of $57	-	(86)
Net income	$18,026	$15,494

The accompanying notes are an integral part of this unaudited condensed consolidated statement of operations.

1.
The accompanying unaudited condensed consolidated statements of operations of Ply Gem Holdings, Inc. (the “Company”) do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.  In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.  Operating results for the period from January 1, 2007 through September 29, 2007 are not necessarily indicative of the results that may be expected for the year ended December 31, 2007.

The selected balance sheet data for the periods presented in Note 4 has been derived from the December 31, 2006 audited consolidated financial statements of Ply Gem Holdings, Inc. and the unaudited condensed consolidated financial statements of Ply Gem Holdings, Inc. as of September 29, 2007, and does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

The Company’s fiscal quarters are based on periods ending on the last Saturday of the last week in the quarter.  Therefore the financial results of certain fiscal quarters will not be exactly comparable to the prior and subsequent fiscal quarters.

2.
Adjusted EBITDA means net income (loss) plus interest expense (net of investment income), provision (benefit) for income taxes, depreciation and amortization, non-cash foreign currency gain/(loss), amortization of non-cash write-off of the portion of excess purchase price from acquisitions allocated to inventories, third-party charges associated with business combination financing costs (“other expense”), restructuring and integration costs associated with acquisitions, and cumulative effect of accounting changes.  Other companies may define Adjusted EBITDA differently and, as a result, our measure of Adjusted EBITDA may not be directly comparable to Adjusted EBITDA of other companies.  Management believes that the presentation of Adjusted EBITDA included in this press release provides useful information to investors regarding our results of operations because it assists both investors and management in analyzing and benchmarking the performance and value of our business.  Although we use Adjusted EBITDA as a financial measure to assess the performance of our business, the use of Adjusted EBITDA is limited because it does not include certain material costs, such as interest and taxes, necessary to operate our business.  Adjusted EBITDA included in this press release should be considered in addition to, and not as a substitute for, net earnings in accordance with GAAP as a measure of performance in accordance with GAAP.  You are cautioned not to place undue reliance on Adjusted EBITDA.

The following tables set forth the summaries of net sales, Adjusted EBITDA, and reconciliations of Adjusted EBITDA to net income for Ply Gem as a whole and those portions contributed by Alenco and AHE:

	Ply Gem Holdings, Inc.		Ply Gem Holdings, Inc.
Summary of Net Sales	(Amounts in thousands)		(Amounts in thousands)
	For the three months ended		For the nine months ended
	Sept 29, 2007	Sept 30, 2006	Sept 29, 2007	Sept 30, 2006

Ply Gem Holdings, Inc.:	$369,675	$257,058	$1,045,644	$761,480
Less:
Alenco [1]	(30,765)	(37,249)	(97,346)	(90,908)
AHE [2]	(137,922)	-	(373,949)	-
Ply Gem Holdings, Inc. Pre-Acquisitions	$200,988	$219,809	$574,349	$670,572

Summary of Adjusted EBITDA	(Amounts in thousands)		(Amounts in thousands)
	For the three months ended		For the nine months ended
	Sept 29, 2007	Sept 30, 2006	Sept 29, 2007	Sept 30, 2006
Ply Gem Holdings, Inc.:	$56,600	$37,188	$141,003	$102,496
Less:
Alenco [1]	(3,053)	(4,077)	(8,815)	(10,264)
AHE [2]	(23,543)	-	(44,819)	-
Ply Gem Holdings, Inc. Pre-Acquisitions	$30,004	$33,111	$87,369	$92,232

1) Results of Alenco are included in Ply Gem's results following Ply Gem's February 24, 2006 acquisition of Alenco.
2) Results of AHE are included in Ply Gem's results following Ply Gem's October 31, 2006 acquisition of AHE.

	Ply Gem Holdings, Inc.
	(Amounts in thousands)
	For the three months ended
	September 29, 2007	September 30, 2006
Net income	$11,620	$6,532
Interest expense, net	23,889	16,612
Provision for income taxes	6,946	4,123
Depreciation and amortization	13,703	8,179
Non Cash (gain)/loss on currency transaction	(1,708)	79
Restructuring/Integration Expense - AHE	2,124	1,663
Other expense	26	-
Adjusted EBITDA	$56,600	$37,188

	Alenco	AHE	Alenco	AHE
	(Amounts in thousands)		(Amounts in thousands)
	For the three months ended		For the three months ended
	September 29, 2007		September 30, 2006
Net income	$1,336	$9,601	$1,930	$-
Interest expense, net	(8)	-	(22)	-
Provision for income taxes	799	5,740	1,234	-
Depreciation and amortization	926	6,078	935	-
Restructuring/Integration Expense - AHE	-	2,124		-
Adjusted EBITDA	$3,053	$23,543	$4,077	$-

	Ply Gem Holdings, Inc.
	(Amounts in thousands)
	For the nine months ended
	September 29, 2007	September 30, 2006
Net income	$18,026	$15,494
Interest expense, net	73,013	48,723
Provision for income taxes	9,240	9,843
Depreciation and amortization	39,255	22,723
Non Cash gain on currency transaction	(3,916)	(1,014)
Non Cash charge of purchase price
allocated to inventories	-	304
Restructuring/Integration Expense - AHE	4,216	-
Other expense	1,169	6,337
Cumulative effect of accounting change	-	86
Adjusted EBITDA	$141,003	$102,496

	Alenco	AHE	Alenco	AHE
	(Amounts in thousands)		(Amounts in thousands)
	For the nine months ended		For the nine months ended
	September 29, 2007		September 30, 2006
Net income	$4,024	$16,296	$4,860	$-
Interest expense, net	(39)	-	(65)	-
Provision for income taxes	2,064	8,358	3,108	-
Depreciation and amortization	2,766	15,949	2,057	-
Non Cash charge of purchase price
allocated to inventories	-	-	304	-
Restructuring/Integration Expense - AHE	-	4,216		-
Adjusted EBITDA	$8,815	$44,819	$10,264	$-

3.	Long-term debt amounts in the selected balance sheets at September 29, 2007 and December 31, 2006 consisted of the following:
	September 29, 2007	December 31, 2006
	(Amounts in thousands)

Senior term loan facility	$683,627	$688,533
Senior revolving credit facility	20,000	-
Senior subordinated notes	360,197	360,231
	1,063,824	1,048,764
Less current maturities	6,873	5,870
	$1,056,951	$1,042,894

4.	The following is a summary of selected balance sheet amounts at September 29, 2007 and December 31, 2006:
	September 29, 2007	December 31, 2006
	(Amounts in thousands)
Unrestricted cash and cash equivalents	$36,511	$53,274
Accounts receivable, less allowances	168,152	130,795
Inventories	116,902	128,156
Prepaid expenses and other current assets	14,419	20,873
Property and equipment, net	185,935	206,837
Goodwill	824,266	811,285
Intangible assets, net	217,419	232,833
Accounts payable	94,326	95,568
Current maturities of long-term debt	6,873	5,870
Long-term debt, less current maturities	1,056,951	1,042,894
Stockholders’ Equity	250,467	227,716